UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 14, 2010

Neah Power Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 424-3324

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2010, our board of directors approved an amendment to our 2006 Neah Power Systems, Inc. Long Term Incentive Compensation Plan (the “Option Plan”).  The amendment increased the total number of shares of our company’s common stock available for grants under the Option Plan from 6 million shares to 16 million shares.  Awards under the Option Plan may be granted to employees, officers, directors and consultants of our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto
President and Chief Executive Officer

Date:  October 20, 2010